                                                                    EXHIBIT 4.14

                                    INDENTURE

                                     between

                       ONYX ACCEPTANCE OWNER TRUST 2003-A,
                                   as Issuer,

                                       and

                               JPMORGAN CHASE BANK
                              as Indenture Trustee

                                -----------------

                           Dated as of January 1, 2003

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................      1
   Section  1.01        Definitions..............................................................................      1
   Section  1.02        Incorporation by Reference of Trust Indenture Act........................................      7
   Section  1.03        Rules of Construction....................................................................      7
   Section  1.04        Accounting Terms.........................................................................      8
ARTICLE II THE NOTES.............................................................................................      8
   Section  2.01        Form.....................................................................................      8
   Section  2.02        Execution, Authentication and Delivery...................................................      8
   Section  2.03        Temporary Notes..........................................................................      9
   Section  2.04        Registration; Registration of Transfer and Exchange......................................      9
   Section  2.05        Mutilated, Destroyed, Lost or Stolen Notes...............................................     10
   Section  2.06        Persons Deemed Owner.....................................................................     11
   Section  2.07        Payment of Principal and Interest; Defaulted Interest....................................     11
   Section  2.08        Cancellation.............................................................................     12
   Section  2.09        Book-Entry Notes.........................................................................     13
   Section  2.10        Notices to Clearing Agency...............................................................     13
   Section  2.11        Definitive Notes.........................................................................     14
   Section  2.12        Release of Collateral....................................................................     14
   Section  2.13        Tax Treatment............................................................................     14
   Section  2.14        ERISA....................................................................................     14
ARTICLE III COVENANTS............................................................................................     15
   Section  3.01        Payment of Principal and Interest........................................................     15
   Section  3.02        Maintenance of Office or Agency..........................................................     15
   Section  3.03        Money for Payments to be Held in Trust...................................................     15
   Section  3.04        Existence................................................................................     17
   Section  3.05        Protection of Collateral.................................................................     17
   Section  3.06        Opinions as to Contracts.................................................................     18
   Section  3.07        Performance of Obligations; Servicing of Contracts.......................................     18
   Section  3.08        Negative Covenants.......................................................................     20
   Section  3.09        Annual Statement as to Compliance........................................................     20
   Section  3.10        Issuer May Consolidate, etc. Only on Certain Terms.......................................     21
   Section  3.11        Successor Transferee.....................................................................     23
   Section  3.12        No Other Business........................................................................     23
   Section  3.13        Servicer's Obligations...................................................................     23
   Section  3.14        Restricted Payments......................................................................     23
   Section  3.15        Notice of Events of Default..............................................................     24
   Section  3.16        Further Instruments and Acts.............................................................     24
   Section  3.17        Compliance with Laws.....................................................................     24
   Section  3.18        Amendments of Sale and Servicing Agreement and Trust Agreement...........................     24
   Section  3.19        Representations and Warranties of the Issuer.............................................     24
ARTICLE IV SATISFACTION AND DISCHARGE............................................................................     25
   Section  4.01        Satisfaction and Discharge of Indenture..................................................     25
   Section  4.02        Application of Trust Money...............................................................     26

   Section  4.03        Repayment of Monies Held by Paying Agent.................................................     27
ARTICLE V EVENTS OF DEFAULT; REMEDIES............................................................................     27
   Section  5.01        Events of Default........................................................................     27
   Section  5.02        Rights Upon Event of Default.............................................................     28
   Section  5.03        Collection of Indebtedness and Suits for Enforcement by Indenture Trustee................     29
   Section  5.04        Remedies.................................................................................     30
   Section  5.05        Optional Preservation of the Collateral..................................................     32
   Section  5.06        Priorities...............................................................................     32
   Section  5.07        Limitation of Suits......................................................................     33
   Section  5.08        Unconditional Rights of Noteholders to Receive Principal and Interest....................     34
   Section  5.09        Restoration of Rights and Remedies.......................................................     34
   Section  5.10        Rights and Remedies Cumulative...........................................................     34
   Section  5.11        Delay or Omission Not a Waiver...........................................................     34
   Section  5.12        Control by Noteholders...................................................................     35
   Section  5.13        Waiver of Past Defaults..................................................................     35
   Section  5.14        Undertaking for Costs....................................................................     35
   Section  5.15        Waiver of Stay or Extension Laws.........................................................     36
   Section  5.16        Action on Notes..........................................................................     36
   Section  5.17        Performance and Enforcement of Certain Obligations.......................................     36
ARTICLE VI THE INDENTURE TRUSTEE.................................................................................     37
   Section  6.01        Duties of Indenture Trustee..............................................................     37
   Section  6.02        Rights of Indenture Trustee..............................................................     39
   Section  6.03        Individual Rights of Indenture Trustee...................................................     40
   Section  6.04        Indenture Trustee's Disclaimer...........................................................     40
   Section  6.05        Notice of Defaults.......................................................................     41
   Section  6.06        Reports by Indenture Trustee to Holders..................................................     41
   Section  6.07        Compensation and Indemnity...............................................................     41
   Section  6.08        Replacement of Indenture Trustee.........................................................     41
   Section  6.09        Successor Indenture Trustee by Merger....................................................     43
   Section  6.10        Appointment of Co-Indenture Trustee or Separate Indenture Trustee........................     43
   Section  6.11        Eligibility; Disqualification............................................................     44
   Section  6.12        Preferential Collection of Claims Against Issuer.........................................     45
   Section  6.13        Representations and Warranties of Indenture Trustee......................................     45
ARTICLE VII NOTEHOLDERS' LISTS AND REPORTS.......................................................................     45
   Section  7.01        Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders...................     45
   Section  7.02        Preservation of Information; Communications to Noteholders...............................     45
   Section  7.03        Reports by Issuer........................................................................     45
   Section  7.04        Reports by Indenture Trustee.............................................................     46
ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES................................................................     46
   Section  8.01        Collection of Money......................................................................     46
   Section  8.02        Trust Accounts...........................................................................     47
   Section  8.03        [RESERVED]...............................................................................     48
   Section  8.04        Release of Collateral....................................................................     48
   Section  8.05        Opinion of Counsel.......................................................................     48
ARTICLE IX SUPPLEMENTAL INDENTURES...............................................................................     49

   Section  9.01        Supplemental Indentures Without Consent of Noteholders...................................     49
   Section  9.02        Supplemental Indentures With Consent of Noteholders......................................     50
   Section  9.03        Execution of Supplemental Indentures.....................................................     51
   Section  9.04        Effect of Supplemental Indenture.........................................................     51
   Section  9.05        Conformity With Trust Indenture Act......................................................     52
   Section  9.06        Reference in Notes to Supplemental Indentures............................................     52
ARTICLE X REDEMPTION OF NOTES....................................................................................     52
   Section  10.01       Redemption...............................................................................     52
   Section  10.02       Form of Redemption Notice................................................................     52
   Section  10.03       Notes Payable on Redemption Date.........................................................     53
ARTICLE XI MISCELLANEOUS.........................................................................................     53
   Section  11.01       Compliance Certificates and Opinions, etc................................................     53
   Section  11.02       Form of Documents Delivered to Indenture Trustee.........................................     55
   Section  11.03       Acts of Noteholders......................................................................     55
   Section  11.04       Notices, etc., to Indenture Trustee, Issuer, Insurer and Rating Agencies.................     56
   Section  11.05       Notices to Noteholders; Waiver...........................................................     57
   Section  11.06       Alternate Payment and Notice Provisions..................................................     57
   Section  11.07       Conflict With Trust Indenture Act........................................................     57
   Section  11.08       Effect of Headings and Table of Contents.................................................     57
   Section  11.09       Successors and Assigns...................................................................     58
   Section  11.10       Severability.............................................................................     58
   Section  11.11       Benefits of Indenture....................................................................     58
   Section  11.12       Legal Holidays...........................................................................     58
   Section  11.13       Governing Law............................................................................     58
   Section  11.14       Counterparts.............................................................................     58
   Section  11.15       Recording of Indenture...................................................................     58
   Section  11.16       Trust Obligation.........................................................................     58
   Section  11.17       No Petition..............................................................................     59
   Section  11.18       Inspection...............................................................................     59
   Section  11.19       Limitation of Liability of Owner Trustee.................................................     59
   Section  11.20       Certain Matters Regarding the Insurer....................................................     60

                                    EXHIBITS

Schedule A   -   Schedule of Contracts
Exhibit A    -   Form of Depository Agreement
Exhibit B    -   Form of Class A-1 Note
Exhibit C    -   Form of Class A-2 Note
Exhibit D    -   Form of Class A-3 Note
Exhibit E    -   Form of Class A-4 Note

         This Indenture, dated as of January 1, 2003, is between Onyx Acceptance Owner Trust 2003-A, a Delaware statutory trust, as the Issuer, and JPMorgan Chase Bank, a New York banking corporation, as the Indenture Trustee.

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer's 1.36% Auto Loan Backed Notes, Class A-1 (the "CLASS A-1 NOTES"), 1.64% Auto Loan Backed Notes, Class A-2 (the "CLASS A-2 NOTES"), 2.23% Auto Loan Backed Notes, Class A-3 (the "CLASS A-3 NOTES"), and 3.04% Auto Loan Backed Notes, Class A-4 (the "CLASS A-4 NOTES" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "NOTES"):

                                 GRANTING CLAUSE

         The Issuer hereby Grants to the Indenture Trustee for the benefit of the Holders of the Notes and the Insurer on the Closing Date, without recourse, all of the Issuer's right, title and interest in, to and under the Collateral.

         The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, and subject to the priorities and distinctions set forth in this Indenture, and to secure compliance with the provisions of this Indenture and the Insurance Agreement, all as provided in this Indenture and the Insurance Agreement.

         The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes and the Insurer, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.01 Definitions.

                  (a) Except as otherwise specified herein or as the context may otherwise require, (i) capitalized terms that are used herein that are not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement (as defined below) and (ii) the following terms have the respective meanings set forth below for all purposes of this Indenture.

         "ACT" shall have the meaning specified in Section 11.03(a).

         "ADMINISTRATION AGREEMENT" means the Administration Agreement, dated as of the date hereof, among the Administrator, the Issuer, the Seller, the Indenture Trustee and the Trust Agent.

         "ADMINISTRATOR" means the Servicer, or any successor Administrator under the Administration Agreement.

         "AUTHORIZED OFFICER" means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee or the Trust Agent, as the case may be, in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee or the Trust Agent, as the case may be, to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on a list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "BASIC DOCUMENTS" means the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Depository Agreement, the Insurance Agreement, the Policy and this Indenture.

         "BENEFIT PLAN" shall have the meaning specified in the Trust Agreement.

         "BOOK-ENTRY NOTES" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09.

         "CERTIFICATE OF TRUST" means the Certificate of Trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

         "CLASS" means all Notes whose form is identical except for variation in denomination, principal amount or owner.

         "CLASS A NOTES" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

         "CLASS A-1 NOTES" means the Class A-1 Notes, substantially in the form of Exhibit B.

         "CLASS A-2 NOTES" means the Class A-2 Notes, substantially in the form of Exhibit C.

         "CLASS A-3 NOTES" means the Class A-3 Notes, substantially in the form of Exhibit D.

         "CLASS A-4 NOTES" means the Class A-4 Notes, substantially in the form of Exhibit E.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLATERAL" means the Trust Property, together with (i) all amounts on deposit in the Trust Accounts and all amounts or investment property on deposit therein or credited thereto from time to time, (ii) all rights of the Issuer under the Sale and Servicing Agreement and the Administration Agreement and
(iii) all proceeds in any way delivered with respect to the foregoing, all rights to payments with respect to the foregoing and all rights to enforce the foregoing..

         "CONTROLLING PARTY" means the Insurer, so long as no Insurer Default shall have occurred and be continuing, and the Indenture Trustee, for so long as an Insurer Default shall have occurred and be continuing.

         "DEFAULT" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "DEFINITIVE NOTES" shall have the meaning specified in Section 2.09.

         "DEPOSITORY AGREEMENT" means the agreement dated January 30, 2003, among the Issuer, the Indenture Trustee and DTC, as the initial Clearing Agency, relating to the Notes, substantially in the form attached hereto as Exhibit A.

         "DTC" means The Depository Trust Company and its successors and assigns.

         "EVENT OF DEFAULT" shall have the meaning specified in Section 5.01.

         "EXECUTIVE OFFICER" means, with respect to any corporation or bank, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or bank; and with respect to any partnership, any general partner thereof.

         "GRANT" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "HOLDER" or "NOTEHOLDER" means, with respect to a Note, the Person in whose name such Note is registered in the Note Register.

         "INDEBTEDNESS" means, with respect to any Person at any time, (i) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (ii) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (iii) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (iv) obligations issued for or liabilities incurred on the account of such Person;
(v) obligations or liabilities of such Person arising under acceptance facilities; (vi) obligations of such Person under any guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (vii) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or
(viii) obligations of such Person under any interest rate or currency exchange agreement.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time.

         "INDEPENDENT" when used with respect to any specified Person, means such a Person who (i) is in fact independent of the Issuer, the Seller and any of their respective Affiliates, (ii) is not a director, officer or employee of the Issuer, the Seller or any of their respective Affiliates, (iii) is not a person related to any officer or director of the Issuer, the Seller or any of their respective Affiliates, (iv) is not a holder (directly or indirectly) of more than 10% of any voting securities of the Issuer, the Seller or any of their respective Affiliates, and (v) is not connected with the Issuer, the Seller or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "INDEPENDENT CERTIFICATE" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         "ISSUER ORDER" and "Issuer Request" means a written order or request signed in the name of the Issuer by an Authorized Officer and delivered to the Indenture Trustee.

         "NOTE OWNER" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "NOTE REGISTER" and "Note Registrar" have the respective meanings specified in Section 2.04.

         "OFFICER'S CERTIFICATE" means a certificate signed by an Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to, the Indenture Trustee.

         "ONYX" means Onyx Acceptance Corporation, and its successors.

         "OPINION OF COUNSEL" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Depositor or the Issuer and who shall be satisfactory to the Indenture Trustee and, if addressed to the Insurer, satisfactory to the Insurer, and which shall comply with any applicable requirements of Section 11.01, and shall be in form and substance satisfactory to the Indenture Trustee, and if addressed to the Insurer, satisfactory to the Insurer.

         "OUTSTANDING" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

         (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

         (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice, satisfactory to the Indenture Trustee, has been made); and

         (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, the Seller or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, the Seller or any of their respective Affiliates.

         "OUTSTANDING AMOUNT" means the aggregate principal amount of all Notes of one Class or of all Classes, as the case may be, Outstanding at the date of determination.

         "PAYING AGENT " means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section
6.11 and is authorized by the Issuer to make the distributions from the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

         "PREDECESSOR NOTE" means, with respect to any particular Note, every previous Note evidenci ng all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "PROCEEDING" means any suit in equity, action at law or other judicial or administrative proceeding.

         "PROTECTED PURCHASER" shall have the meaning given such term in the UCC.

         "RATING AGENCY CONDITION" means, with respect to any action, that (i) Standard & Poor's shall have been given ten Business Days (or such shorter period as is acceptable to Standard & Poor's) prior notice thereof and that Standard & Poor's shall have notified the Seller, the Servicer, the Insurer and the Issuer in writing that such action will not result in a qualification, reduction or withdrawal of its then-current rating of any Class of Notes, (ii)

Moody's shall have been given ten Business Days (or such shorter period as is acceptable to Moody's) prior notice thereof and copies of all documentation relating to the event requiring such Rating Agency Condition and (iii) each Rating Agency shall have confirmed to the Insurer that the shadow risk of the Insurer with respect to the Notes is investment grade.

         "RATING EVENT" means the qualification, reduction or withdrawal by either Rating Agency of its then-current rating of any Class of Notes.

         "RECORD DATE" means, with respect to a Distribution Date or Redemption Date, the close of business on the Business Day immediately preceding such Distribution Date or Redemption Date, or, in the event that Definitive Notes are issued, the close of business on the last day of the calendar month immediately preceding the month in which such Distribution Date or Redemption Date occurs.

         "REDEMPTION DATE" means the Distribution Date specified by the Servicer or the Issuer pursuant to Section 10.01.

         "REDEMPTION PRICE" means an amount equal to the Outstanding Amount of the Notes redeemed plus accrued and unpaid interest thereon at the respective Interest Rates of each Class of Notes being so redeemed to but excluding the Redemption Date.

         "REGISTERED HOLDER" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

         "SALE AND SERVICING AGREEMENT" means the Sale and Servicing Agreement, dated as of the date hereof, between the Issuer, the Seller, the Servicer, the Indenture Trustee and the Trust Agent.

         "STATE" means any one of the 50 states of the United States or the District of Columbia.

         "SUCCESSOR SERVICER" shall have the meaning specified in Section
3.07(e).

         "TERMINATION DATE" means the latest of (i) the expiration of the Policy and the return of the Policy to the Insurer for cancellation, (ii) the date on which the Insurer shall have received payment and performance of all amounts and obligations which the Issuer may owe to or on behalf of the Insurer under this Indenture and (iii) the date on which the Indenture Trustee shall have received payment and performance of all amounts and obligations which the Issuer may owe to or on behalf of the Indenture Trustee for the benefit of the Noteholders under this Indenture or the Notes.

         "TRUST AGENT" means JPMorgan Chase Bank, as agent of the Owner Trustee under the Trust Agreement, and any successor Trust Agent thereunder.

         "TRUST AGREEMENT" means the Trust Agreement, dated as of January 1, 2003, among the Seller, the Owner Trustee and the Trust Agent.

         "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force on the date hereof, unless otherwise specifically provided.

         "UNITED STATES" means the United States of America.

                  Section 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "COMMISSION" means the Securities and Exchange Commission.

         "INDENTURE SECURITIES" means the Notes.

         "INDENTURE TO BE QUALIFIED" means this Indenture.

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Indenture Trustee.

         "OBLIGOR" on the indenture securities means the Issuer and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

                  Section 1.03 Rules of Construction. Unless the context otherwise requires:

                           (i)      a term has the meaning assigned to it;

                           (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                           (iii)    "or" is not exclusive;

                           (iv)     "including" means including without
                  limitation;

                           (v) words in the singular include the plural and words in the plural include the singular;

                           (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns; and

                           (vii) the words "hereof," "herein" and "hereunder" and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; Section, subsection and Schedule references contained in this Indenture are references to Sections, subsections and Schedules in or to this Indenture unless otherwise specified.

                  Section 1.04 Accounting Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America.

                                   ARTICLE II

                                    THE NOTES

                  Section 2.01 Form. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth as Exhibits B, C, D and E to this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibits B, C, D and E hereto are part of the terms of this Indenture.

                  Section 2.02 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Owner Trustee, as provided in the Trust Agreement. The signature of any such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         The Indenture Trustee shall, upon receipt of an Issuer Order, authenticate and deliver for original issue the following aggregate principal amount of Notes: (i) $79,000,000 of Class A-1 Notes, (ii) $97,000,000 of Class A-2 Notes, (iii) $107,000,000 of Class A-3 Notes, and (iv) $117,000,000 of Class A-4 Notes. The aggregate principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes outstanding at any time may not exceed such respective amounts, except as otherwise provided in Section 2.05.

         Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered notes in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof, except that one Note of each Class may be issued in a different denomination.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in the forms of Notes attached as exhibits to this Indenture executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                  Section 2.03 Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like tenor and principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                  Section 2.04 Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall be "NOTE REGISTRAR" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

         If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

         Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.

         At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the city of New York or the city in which the Corporate Trust Office is located, or by a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require.

         No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

         The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

                  Section 2.05 Mutilated, Destroyed, Lost or Stolen Notes. If
(i) the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and the Indenture Trustee and the Insurer (unless an Insurer Default shall have occurred and be continuing) receive such security or indemnity as may be required by them to hold the Issuer, the Indenture Trustee and the Insurer harmless, or (ii) any mutilated Note is surrendered to the Indenture Trustee, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a Protected Purchaser, and if the requirements of Section 8-406 of the UCC are met and subject to Section 8-405 of the UCC, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Insurer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Insurer or the Indenture Trustee in connection therewith.

         Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

         Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  Section 2.06 Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Insurer and any of their respective agents may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Insurer, the Indenture Trustee nor any of their respective agents shall be affected by notice to the contrary.

                  Section 2.07 Payment of Principal and Interest; Defaulted Interest.

                  (a) Each Class of Notes shall accrue interest during each Interest Accrual Period at the related Interest Rate, and such interest shall be payable on each Distribution Date as specified in such Notes, subject to Section
3.01 and the priority of payments set forth in Section 8.02(c). Interest accrued on any Note but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate. Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months, except for the Class A-1 Notes, which shall be calculated on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.11, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date, a Redemption Date or on the related

Final Scheduled Distribution Date, as the case may be (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.01), which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

                  (b) The principal of each Note shall be payable on each Distribution Date to the extent provided in the form of the related Note set forth as an Exhibit hereto. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes of a Class of Notes shall be due and payable, if not previously paid, on the earlier of:

                           (i) the Note Final Scheduled Distribution Date of such Class;

                           (ii)     the Redemption Date;

                           (iii) if an Event of Default shall have occurred and be continuing, so long as an Insurer Default shall not have occurred and be continuing, the date on which the Insurer shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.02; or

                           (iv) if an Event of Default shall have occurred and be continuing and if an Insurer Default has occurred and is continuing, the date on which Holders representing not less than 66 2/3% of the Outstanding Amount of the Notes, acting together as a single Class, have declared the Notes to be immediately due and payable in the manner provided in Section 5.02.

All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal, of and interest on, such Note will be paid. Such notice shall be mailed within five Business Days of such Distribution Date (or, in the case of Notes registered in the name of Cede & Co., as nominee of DTC, such notice shall be provided within one Business Day of such Distribution Date) or receipt of notice of termination of the Trust pursuant to Section 9.01(c) of the Trust Agreement and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02. In addition, the Administrator shall notify the Insurer and the Rating Agencies upon the final payment of interest and principal of each Class of Notes, and upon the termination of the Trust, in each case pursuant to the Administration Agreement.

                  Section 2.08 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

                  Section 2.09 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to DTC, the initial Depository, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.11. Unless and until definitive, fully registered Notes (the "DEFINITIVE NOTES") have been issued to Note Owners pursuant to Section 2.11:

                           (i) the provisions of this Section shall be in full force and effect;

                           (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

                           (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

                           (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency participants. Pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.11, the Clearing Agency will make book-entry transfers among the Clearing Agency participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency participants; and

                           (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

                  Section 2.10 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to
Section 2.11, the Indenture Trustee
shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to the Note Owners.

                  Section 2.11 Definitive Notes. If (i) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Depository Agreement, and the Administrator or the Indenture Trustee is unable to locate a qualified successor, or (ii) after the occurrence of an Event of Default or a Servicer Default, Note Owners representing in the aggregate more than 50% of the Outstanding Amount of all Classes of Notes advise the Indenture Trustee through the Clearing Agency participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the related Note Owners, then the Indenture Trustee shall notify all Note Owners, through the Clearing Agency, of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the Note or Notes evidencing the Book Entry Notes by the Clearing Agency, accompanied by registration instructions from the Clearing Agency, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes and deliver such Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of a Class, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders hereunder.

         The Indenture Trustee shall not be liable if the Indenture Trustee or the Administrator is unable to locate a qualified successor Clearing Agency. The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                  Section 2.12 Release of Collateral. Subject to Section 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release Collateral from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with Sections 314(c) and 314(d)(l) of the TIA or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

                  Section 2.13 Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Collateral. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer. Notwithstanding such treatment, the Issuer will withhold from amounts payable to non-U.S. Note Holders pursuant to Section 3.03(a)(v).

                  Section 2.14 ERISA. Each purchaser or transferee of a Note that is a Benefit Plan shall be deemed to have represented that the relevant conditions for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-

60 or PTCE 96-23 or other applicable exemption providing substantially similar relief have been satisfied or has provided a written representation to the Issuer satisfactory to the Issuer in lieu thereof.

                                   ARTICLE III

                                    COVENANTS

                  Section 3.01 Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to Section 8.02(c), the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Distribution Date deposited therein pursuant to the Sale and Servicing Agreement for the benefit of (i) the Class A-1 Notes, to the Class A-1 Noteholders, (ii) the Class A-2 Notes, to the Class A-2 Noteholders, (iii) the Class A-3 Notes, to the Class A-3 Noteholders, and (iv) the Class A-4 Notes, to the Class A-4 Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

                  Section 3.02 Maintenance of Office or Agency. The Issuer will or will cause the Administrator or the Indenture Trustee to maintain in The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

                  Section 3.03 Money for Payments to be Held in Trust. As provided in Section 8.02, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Distribution Account after required transfers thereto from the other Trust Accounts shall be made on behalf of the Issuer by the Paying Agent (including the Indenture Trustee when serving as a Paying Agent), and no amounts so withdrawn from the Note Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

         The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Collateral and the Policy as provided in this Indenture and the Issuer shall not otherwise be liable for payments on the Notes. No Person shall be personally liable for any amounts payable under the Notes. If any other provision of this Indenture conflicts or is deemed to conflict with the provisions of this paragraph, the provisions of this paragraph shall control.

         On the Business Day immediately preceding each Distribution Date, the Servicer shall cause funds to be withdrawn from the Collection Account and deposited into the Payment Account pursuant to Section 4.02(e) of the Sale and Servicing Agreement, and on each Distribution Date, the Indenture Trustee shall make the deposits to the Note Distribution Account required by Section 4.03(a) of the Sale and Servicing Agreement.

         The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee and the Insurer an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                           (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                           (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

                           (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

                           (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                           (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon receipt of an Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture

Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to or for the account of the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

                  Section 3.04 Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, and the Collateral.

                  Section 3.05 Protection of Collateral. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other liens in respect of the Collateral, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first lien on and a first priority, perfected security interest in the Collateral. The Issuer will from time to time execute or authorize, as applicable, and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Servicer and delivered to the Issuer, and will take such other action necessary or advisable to:

                           (i) Grant more effectively all or any portion of the Collateral;

                           (ii) maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

                           (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                           (iv)     enforce any of the Collateral;

                           (v) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in such Collateral against the claims of all persons and parties; or

                           (vi) pay all taxes or assessments levied or assessed upon the Collateral when due.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute all financing statements, continuation statements or other instruments required to be executed pursuant to this Section and the Indenture Trustee shall execute all financing statements, continuation statements or other instruments required to be executed pursuant to this section upon written notice and instructions from the Issuer.

                  Section 3.06 Opinions as to Contracts.

                  (a) Promptly after the execution and delivery of this Indenture, the Issuer shall furnish to the Indenture Trustee and the Insurer an Opinion of Counsel to the effect that, in the opinion of such counsel, either
(i) all financing statements and continuation statements have been authorized and filed that are necessary to perfect the Indenture Trustee's first priority perfected security interest in the Collateral (subject to the rights of the Insurer under the Insurance Agreement) for the benefit of the Noteholders, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to perfect such security interest.

                  (b) Within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Insurer an Opinion of Counsel, dated as of a date during such 90-day period, to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to continue the Indenture Trustee's first priority perfected security interest in the Collateral (subject to the rights of the Insurer under the Insurance Agreement) for the benefit of the Noteholders, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to perfect such security interest.

                  Section 3.07 Performance of Obligations; Servicing of
Contracts.

                  (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in the Basic Documents or such other instrument or agreement.

                  (b) The Issuer may contract with or otherwise obtain the assistance of other Persons (including, without limitation, the Administrator under the Administration Agreement) to assist it in performing its duties and obligations under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Insurer in an Officer's Certificate shall be deemed to be action taken by the Issuer. The Indenture Trustee shall not be responsible for the action or inaction of the Servicer or the Administrator. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

                  (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Collateral, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee, the Insurer (unless an Insurer Default shall have occurred and be continuing) and the Holders of at least a majority of the Outstanding Amount of the Notes.

                  (d) If the Issuer shall have actual knowledge of the occurrence of a Servicer Default, the Issuer shall promptly notify the Indenture Trustee, the Insurer and each Rating Agency thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Contracts, the Issuer shall take all reasonable steps available to it to remedy such failure.

                  (e) Upon the termination of the Servicer by the Insurer pursuant to Section 7.01 of the Sale and Servicing Agreement or upon the resignation of the Servicer pursuant to Section 6.04 of the Sale and Servicing Agreement, the Insurer shall appoint a successor servicer ("SUCCESSOR SERVICER"). Upon the termination of the Servicer by the Indenture Trustee or the Noteholders pursuant to Section 7.01 of the Sale and Servicing Agreement, or upon the resignation of the Servicer pursuant to Section 6.04 of the Sale and Servicing Agreement in the event that the Insurer is not entitled to appoint a successor servicer by operation of Section 9.08 of the Sale and Servicing Agreement, (i) if the Notes have not been paid in full, the Indenture Trustee shall be the Successor Servicer, and (ii) if the Notes have been paid in full, the Owner Trustee, acting at the direction of the Holders of Residual Interest Instruments evidencing not less than 51% of the Percentage Interests, shall appoint a Successor Servicer. The Successor Servicer shall succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement. Notwithstanding the foregoing, if the Notes have not been paid in full, the Indenture Trustee may, if it shall be unwilling to act, or shall, if it shall be legally unable to so act, appoint, or petition a court of competent jurisdiction (with any related costs to be at the sole expense of the Issuer) to appoint, any established financial institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automotive retail installment sales contracts, as the successor to the Servicer under the Sale and Servicing Agreement. If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the Contracts as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article Six shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Contracts. In case the Indenture Trustee shall become successor to the Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer one of its Affiliates, provided that it shall not be liable for the actions and omissions of any such Affiliate in such capacity as Successor Servicer appointed with due care.

                  (f) Upon any termination of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Insurer. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture

Trustee and the Insurer of such appointment, specifying in such notice the name and address of such Successor Servicer.

                  (g) The Issuer agrees that it will not waive timely performance or observance by the Servicer or the Seller of their respective duties under the Basic Documents: (i) without the prior consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) or (ii) if the effect thereof would adversely affect the Holders of the Notes.

                  Section 3.08 Negative Covenants. Until the Termination Date, the Issuer shall not:

                           (i) except as expressly permitted by the Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral, unless directed to do so by the Indenture Trustee with the prior written consent of the Insurer;

                           (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

                           (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on a Financed Vehicle and arising solely as a result of an action or omission of the related Obligor), (C) permit the lien created by this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Collateral; or

                           (iv)     to the fullest extent permitted by
                  applicable law, dissolve or liquidate in whole or in part.

                  Section 3.09 Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Insurer, on or before 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ended December 31, 2003), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

                           (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

                           (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

                  Section 3.10 Issuer May Consolidate, etc. Only on Certain
Terms.

                  (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                           (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Insurer, in form and substance satisfactory to the Indenture Trustee and the Insurer (so long as no Insurer Default shall have occurred and be continuing), the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each other Basic Document on the part of the Issuer to be performed or observed, all as provided herein;

                           (ii) immediately after giving effect to such consolidation or merger, no Default or Event of Default shall have occurred and be continuing;

                           (iii) the Rating Agency Condition shall have been satisfied with respect to such consolidation or merger;

                           (iv) the Issuer shall have received an Opinion of Counsel which shall be delivered to and shall be satisfactory to the Indenture Trustee and the Insurer to the effect that such consolidation or merger will not have any material adverse tax consequence to the Trust, the Insurer or any Noteholder;

                           (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                           (vi) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer's Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (v) above or that no such actions will be taken) each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been compiled with (including any filings required by the Exchange Act); and

                           (vii) so long as no Insurer Default shall have occurred and be continuing, the Issuer shall have given the Insurer written notice of such consolidation or merger at least 20 Business Days prior to the consummation of such action and shall have received the prior written approval of the Insurer of such consolidation or merger and the Issuer or the Person (if other than the Issuer) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is (A) greater than zero and (B) not less than the net worth of the Issuer immediately prior to giving effect to such consolidation or merger.

                  (b) The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Collateral, to any Person (except as expressly permitted by the Basic Documents), unless:

                           (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Insurer, in form and substance satisfactory to the Indenture Trustee and the Insurer (so long as no Insurer Default shall have occurred and be continuing), the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each other Basic Document on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                           (ii) immediately after giving effect to such conveyance or transference, no Default or Event of Default shall have occurred and be continuing;

                           (iii) the Rating Agency Condition shall have been satisfied with respect to such conveyance or transference;

                           (iv) the Issuer shall have received an Opinion of Counsel which shall be delivered to and shall be satisfactory to the Indenture Trustee and the Insurer (so long as no Insurer Default shall have occurred and be continuing) to the effect that such conveyance or transference will not have any material adverse tax consequence to the Trust, the Insurer or any Noteholder;

                           (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                           (vi) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer's Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (v) above or that no such actions will be taken) each stating that such conveyance or transference and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filings required by the Exchange Act); and

                           (vii) so long as no Insurer Default shall have occurred and be continuing, the Issuer shall have given the Insurer written notice of such conveyance or transfer of properties or assets at least 20 Business Days prior to the consummation of such action and shall have received the prior written approval of the Insurer of such conveyance or transfer and the Person acquiring by conveyance or transference the properties or assets of the Issuer has a net worth, immediately after such conveyance or transfer, that is (A) greater than zero and (B) not less than the net worth of the Issuer immediately prior to giving effect to such conveyance or transfer.

                  Section 3.11 Successor Transferee.

                  (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

                  (b) Upon a conveyance or transfer of all or substantially all the assets or properties of the Issuer pursuant to Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee and the Insurer stating that the Issuer is to be so released.

                  Section 3.12 No Other Business. The Issuer shall not engage in
(i) any business other than financing, purchasing, owning, selling and managing the Contracts in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto or (ii) any business or activities other than those contemplated by Section 2.03 of the Trust Agreement. After the termination of the Funding Period, the Issuer shall not fund the purchase of any additional motor vehicle contracts.

                  Section 3.13 Servicer's Obligations. The Issuer shall cause the Servicer to comply with the Servicer's obligations under the Sale and Servicing Agreement.

                  Section 3.14 Restricted Payments. Except as expressly permitted by the Basic Documents, the Issuer shall not, directly or indirectly,
(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (A) distributions to the Servicer, the Indenture Trustee, the Owner Trustee, the Insurer, the Noteholders and the Holders of Residual Interest Instruments as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust Agreement and (B) payments to the Indenture Trustee and the Owner Trustee pursuant to Section 1(a)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account, the Note Distribution Account, the Capitalized Interest Account, the Prefunding Account, the Spread Account or the Payahead Account, except in accordance with this Indenture and the other Basic Documents.

                  Section 3.15 Notice of Events of Default. The Issuer agrees to give the Indenture Trustee, the Trust Agent, the Insurer and each Rating Agency prompt written notice of each Event of Default hereunder and each default on the part of the Servicer or the Seller of their respective obligations under the Sale and Servicing Agreement.

                  Section 3.16 Further Instruments and Acts. Upon request of the Indenture Trustee or the Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  Section 3.17 Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Basic Document.

                  Section 3.18 Amendments of Sale and Servicing Agreement and Trust Agreement. The Issuer shall not agree to any amendment to Section 9.01 of the Sale and Servicing Agreement or Section 11.01 of the Trust Agreement to eliminate the requirements thereunder that the Holders of the Notes consent to amendments thereto as provided therein.

                  Section 3.19 Representations and Warranties of the Issuer. The Issuer hereby makes the following representations and warranties on which the Indenture Trustee and the Noteholders may rely; provided such representations and warranties speak as of the execution and delivery of this Indenture, but shall survive the Grant of the Collateral to the Indenture Trustee pursuant to this Indenture:

                  (a) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer.

                  (b) Onyx has certified to the Issuer that it has taken all steps necessary to perfect the Issuer's security interest against the Obligors in the property securing the Contracts.

                  (c) The Contracts constitute "tangible chattel paper" within the meaning of the applicable UCC.

                  (d) The Issuer owns and has good and marketable title to the Collateral free and clear of any lien, claim or encumbrance of any Person.

                  (e) The Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest Granted in the Collateral to the Indenture Trustee hereunder.

                  (f) Other than the security interest Granted to the Indenture Trustee pursuant to the Granting Clause of this Indenture, the Issuer has not Granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement (i) relating to the security interest Granted to the Indenture Trustee hereunder or (ii) that has been, or will be within five days of the Closing Date, terminated. The Issuer is not aware of any judgments or tax filings against the Issuer.

                  (g) The Issuer has authorized Onyx, in its capacity as Custodian under the Sale and Servicing Agreement, to maintain possession of all original copies of the Contracts that constitute or evidence the Collateral and Onyx has certified to the Issuer that the Contracts that constitute or evidence the Collateral do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. All financing statements filed or to be filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee."

The Indenture Trustee hereby acknowledges and agrees that it shall not waive any of the foregoing representations and warranties.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

                  Section 4.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.07, 3.08, 3.10, 3.11, 3.12, 3.17 and 3.18, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02), (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them and (vii) the obligation of the Indenture Trustee to make claims under the Policy, which shall survive the Class A-4 Final Scheduled Distribution Date and extend through any preference period applicable with respect to the Notes or any payments made in respect of the Notes, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

                  (A)      either

                           (1)      all Notes theretofore authenticated and
delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation and the Policy has expired and been returned to the Insurer for cancellation; or

                           (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                           (i)      have become due and payable,

                           (ii) will become due and payable at the Class A-4 Final Scheduled Distribution Date within one year, or

                           (iii) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust in an Eligible Account for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Class A-4 Final Scheduled Distribution Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

                  (B) the Issuer has paid or performed or caused to be paid or performed all amounts and obligations which the Issuer may owe to or on behalf of (1) the Indenture Trustee for the benefit of the Noteholders under this Indenture or the Notes and (2) the Insurer under this Indenture and the Basic Documents; and

                  (C) the Issuer has delivered to the Indenture Trustee and the Insurer an Officer's Certificate, an Opinion of Counsel and (if required by the TIA, the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of
Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and the Rating Agency Condition has been satisfied.

                  Section 4.02 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

                  Section 4.03 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

                                    ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

                  Section 5.01 Events of Default. "EVENT OF DEFAULT," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) the delivery to the Insurer of a claim for payment under the Policy;

                  (b) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days;

                  (c) default in the payment of any principal due and payable on a Class of Notes on the Note Final Scheduled Distribution Date for such Class of Notes;

                  (d) (i) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), and such default shall continue or not be cured for a period of 90 days after notice thereof shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or the Insurer or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, acting together as a single Class or (ii) any representation or warranty made by the Issuer in this Indenture or in any certificate delivered pursuant hereto or in connection herewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Issuer by the Indenture Trustee or the Insurer, or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes acting together as a single Class;

                  (e) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (f) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; provided, however that so long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Indenture Event of Default under the Indenture. So long as an Insurer Default shall not have occurred and be continuing, an Indenture Event of Default shall occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of an Indenture Event of Default. The failure to pay principal on a Class of Notes shall not result in the occurrence of an Indenture Event of Default until the Note Final Scheduled Distribution Date for such Class of Notes.

         The Issuer shall deliver to the Indenture Trustee and the Insurer, within five days after obtaining knowledge of the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

                  Section 5.02 Rights Upon Event of Default.

                  (a) So long as no Insurer Default has occurred and is continuing, if an Event of Default shall have occurred and be continuing, then the Insurer shall have the right, but not the obligation, to declare by written notice to the Issuer, the Indenture Trustee and each Rating Agency that the Notes become immediately due and payable, and upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon, shall become immediately due and payable. The Indenture Trustee will have no discretion with respect to the acceleration of the Notes under the foregoing circumstances. In the event of any such acceleration of the Notes, the Indenture Trustee shall continue to make claims under the Policy with respect to the Notes.

                  (b) If an Insurer Default shall have occurred and be continuing and an Event of Default shall have occurred and be continuing, the Indenture Trustee shall, if so requested in writing by Holders representing at least 66 2/3% of the aggregate Outstanding Amount of the Notes, acting together as a single Class, upon prior written notice to each Rating Agency, declare that all the Notes become immediately due and payable, and upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon, shall become immediately due and payable.

                  (c) Following any Event of Default, the Insurer may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon to the date of payment.

                  Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

                  (a) The Issuer covenants that, if the Notes are accelerated following the occurrence of an Event of Default, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel.

                  (b) If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall (i) if no Insurer Default shall have occurred and be continuing, at the direction of the Insurer, or (ii) if an Insurer Default shall have occurred and be continuing, at the direction of Holders representing at least 66 2/3% of the Outstanding Amount of the Notes, acting together as a single Class, as more particularly provided in Section 5.04, proceed to protect and enforce the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

                  (c) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                           (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

                           (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                           (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

                           (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

                  (d) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

                  (e) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

                  (f) In any Proceedings brought by the Indenture Trustee (including any Proceedings involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

                  Section 5.04 Remedies.

                  (a) If (i) an Event of Default shall have occurred and be continuing, the Indenture Trustee shall (subject to Section 5.04(b) below and Section 5.05), if no Insurer Default shall have occurred and be continuing, at the direction of the Insurer, or (ii) if an Event of

Default shall have occurred and be continuing, the Indenture Trustee shall (subject to Section 5.04(b) below and Section 5.05), if an Insurer Default shall have occurred and be continuing, at the direction of Holders representing at least 66 2/3% of the Outstanding Amount of the Notes, acting together as a single Class, take one or more of the following actions as so directed:

                           (i) institute Proceedings in its own name and as or on behalf of a trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

                           (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

                           (iii) exercise any remedies of a secured party under the UCC and any other remedy available to the Indenture Trustee and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee on behalf of the Noteholders under this Indenture or the Notes;

                           (iv) sell or cause the Servicer to otherwise liquidate the Collateral or any portion thereof or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and deliver the proceeds of such sale or liquidation to the Indenture Trustee for distribution in accordance with the terms of this Indenture; and

                           (v)      maintain possession of the Collateral.

                  (b)      Notwithstanding the foregoing,

                           (i) in the event that the Indenture Trustee is acting at the direction of the Insurer, so long as an Insurer Default shall not have occurred and be continuing, if an Event of Default shall have occurred and be continuing, the Insurer shall not have the right to cause the Indenture Trustee or the Servicer to, and neither the Indenture Trustee nor the Servicer shall, liquidate the Collateral in whole or in part if the proceeds of such sale or liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes; and

                           (ii) in the event that the Indenture Trustee is acting at the direction of Holders representing at least 66 2/3% of the Outstanding Amount of the Notes, acting together as a single Class, the Noteholders shall not have the right to direct the Indenture Trustee or the Servicer to, and neither the Indenture Trustee nor the Servicer shall, liquidate the Collateral in whole or in part unless (A) an Indenture Event of Default as specified in Section 5.01(b), (c), (e) or (f) shall have occurred and be continuing and in any case the Insurer shall have failed to make a payment required under the Policy in accordance with its terms or (B) (1) an Indenture Event of Default as specified in Section 5.01(a) or (d) shall have occurred and be continuing, (2) the Insurer shall not have failed to make a payment required under the Policy in accordance with its terms and (3) the proceeds of such sale or liquidation would be sufficient to pay all outstanding principal of and accrued interest on the Notes and all amounts owing to the Insurer pursuant to the terms of the Insurance Agreement, and any unreimbursed Insurer Defense Costs. In the event of a liquidation of the Collateral pursuant to clause
                  (B), the Policy will not be available to cover losses to Noteholders resulting from such liquidation, and the Policy shall be terminated and the Insurer shall have no further obligation thereunder.

                  (c) In determining the sufficiency or insufficiency of the proceeds of a sale or liquidation of the Collateral to pay all amounts required pursuant to Section 5.04(b)(i) or (ii) above, the Indenture Trustee may, but need not, at the sole expense of the Issuer obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

                  (d) In the event that the Indenture Trustee is directed to sell or to cause the Servicer to otherwise liquidate the Collateral or any portion thereof or rights or interests therein pursuant to Section 5.04(a)(iv) above, the Indenture Trustee shall, prior to any such public or private sales, notify all Residual Interestholders of the proposed sale. The Indenture Trustee shall provide the Residual Interestholders the right to match the highest liquidation price offered at any such sale.

                  Section 5.05 Optional Preservation of the Collateral. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee shall, absent direction to the contrary from the Insurer or the Noteholders pursuant to Section 5.04, maintain possession of the Collateral.

                  Section 5.06 Priorities.

                  (a) If the Notes have been declared to be due and payable under Section 5.02 following an Indenture Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Indenture Trustee with respect to the Collateral or the Notes pursuant to this Article or otherwise and any money that may then be held or thereafter received by the Indenture Trustee with respect to the Collateral or the Notes (excluding any payments made under the Policy), shall be applied in the following order and priority:

                           first, to the Servicer, to pay any unpaid Servicing
                  Fee;

                           second, to pay any accrued and unpaid fees and
                  expenses of the Owner Trustee, the Indenture Trustee and the Trust Agent without preference or priority of any kind;

                           third, to the holders of Class A Notes, to pay
                  accrued interest on each Class of Class A Notes on a pro rata basis based on the interest accrued (including, to the extent permitted by applicable law, interest accrued on any interest accrued but not timely paid) on each Class of Class A Notes at the related Interest Rate for such Class;

                           fourth, to the holders of Class A Notes, to pay
                  principal on each Class of Class A Notes on a pro rata basis based on the Outstanding Amount of each Class of Class A Notes, until the Outstanding Amount of each such Class of Notes is reduced to zero;

                           fifth, to the Insurer, to pay amounts owing to the
                  Insurer under the Insurance Agreement (including the Premium) and any unreimbursed Insurer Defense Costs; and

                           sixth, any excess amounts remaining after making the
                  distributions described in clauses first through fifth to the Spread Account, to be applied in accordance with the Insurance Agreement.

                  (b) The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

                  Section 5.07 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                           (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                           (ii) the Holders of not less than 25% of the Outstanding Amount of the Notes, acting together as a single Class, have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                           (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

                           (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings;

                           (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes, acting together as a single Class; and

                           (vi) an Insurer Default shall have occurred and be continuing.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee shall act at the request of the Holders of the Notes with the greater Outstanding Amount of Notes; provided, however that if such groups of Holders of Notes have the same Outstanding Amount of Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture and any such action shall be binding on all parties.

                  Section 5.08 Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption of the Notes, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder, but in all cases subject to the priorities of Section 8.02(c) or Section 5.06(a), as applicable.

                  Section 5.09 Restoration of Rights and Remedies. If the Indenture Trustee, the Insurer or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Insurer or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, the Insurer and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

                  Section 5.10 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Insurer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 5.11 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Insurer or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Indenture Trustee, the Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Insurer or by the Noteholders, as the case may be.

                  Section 5.12 Control by Noteholders. The Holders of a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

                           (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                           (ii) any direction to the Indenture Trustee to sell or liquidate the Collateral shall be subject to the terms of Section 5.04; and

                           (iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to
Section 6.01, the Indenture Trustee need not take any action that it determines, in its sole discretion, might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

                  Section 5.13 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Insurer or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes, acting together as a single Class, with the consent of the Insurer may waive any past Default or Event of Default and its consequences. In the case of any such waiver, the Issuer, the Indenture Trustee, the Insurer and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                  Section 5.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

                  Section 5.15 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or, in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 5.16 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.06.

                  Section 5.17 Performance and Enforcement of Certain
Obligations.

                  (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.

                  (b) If the Indenture Trustee is the Controlling Party and if an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be given in writing and may include a facsimile) of the Holders of 66 2/3% of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

                  Section 6.01 Duties of Indenture Trustee.

                  (a) If an Event of Default has occurred and is continuing, of which a Responsible Officer of the Indenture Trustee shall have actual knowledge, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and with the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Indenture Trustee shall assume the duties of the Servicer pursuant to Section 3.07(e), the Indenture Trustee in performing such duties shall use the degree of care and skill customarily exercised by a prudent institutional servicer with respect to automobile retail installment sales contracts that it services for itself or others.

                  (b) Except during the continuance of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge or written notice:

                           (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                           (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the other Basic Documents to which the Indenture Trustee is a party; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content of any of the aforementioned documents and the Indenture Trustee shall have no obligation to verify, re-compute or recalculate any numerical information provided to it pursuant to the Basic Documents.

                  (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i)      this paragraph does not limit the effect of
                  Section 6.01(b);

                           (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

                  (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Indenture Trustee shall not be liable for interest on any money received by it.

                  (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

                  (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  (i) The Indenture Trustee shall, and hereby agrees that it will (i) perform all of the obligations and duties required of it under the Sale and Servicing Agreement and (ii) hold the Policy in trust, and will hold any proceeds of any claim on the Policy in trust solely for application as provided in the Sale and Servicing Agreement.

                  (j) Except as otherwise required or permitted by the TIA, nothing contained herein shall be deemed to authorize the Indenture Trustee to engage in any business operations or any activities other than those set forth in this Indenture. Specifically, the Indenture Trustee shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Collateral under this Indenture or otherwise vary the assets held by the Trust. Similarly, the Indenture Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of this Trust as set forth in this Indenture.

                  (k) The Indenture Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of a majority of the Outstanding Amount of Notes, acting together as a single Class, relating to the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee, or exercising or omitting to exercise any trust or power conferred upon the Indenture Trustee, under this Indenture.

                  (l) The Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Indenture Trustee may conclusively assume that there is no Default or Event of Default.

                  (m) Subject to the other provisions of this Indenture, the Indenture Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (ii) to see to any insurance, (iii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral, or (iv) to confirm or verify the contents of any reports or certificates delivered to the Indenture Trustee pursuant to this Indenture believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties.

                  (n) Anything in this Agreement to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage regardless of the form of action.

                  Section 6.02 Rights of Indenture Trustee.

                  (a) Except as otherwise provided in the second succeeding sentence, the Indenture Trustee may conclusively rely and shall be protected in acting upon or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, direction, demand, election or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document. Notwithstanding the foregoing, the Indenture Trustee, subject to Section 6.01(b)(ii) upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they comply as to form to the requirements of this Indenture.

                  (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate (with respect to factual matters) or an Opinion of Counsel, as applicable. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

                  (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed by the Indenture Trustee with due care.

                 (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

                  (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, during the continuance of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge, to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by a majority of Noteholders; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Agreement, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to taking any such action.

                  (h) The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its willful misconduct, negligence or bad faith in the performance of such act.

                  Section 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee is required to comply with Sections 6.11 and 6.12.

                  Section 6.04 Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

                  Section 6.05 Notice of Defaults. If a Default occurs and is continuing and a Responsible Officer of the Indenture Trustee has actual knowledge or has received written notice thereof, the Indenture Trustee shall mail to each Noteholder and the Insurer notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the redemption of Notes), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

                  Section 6.06 Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such Holder to prepare its federal and state income tax returns.

                  Section 6.07 Compensation and Indemnity. The Issuer shall cause the Administrator to pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall cause the Servicer to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses and disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall, or shall cause the Administrator to, indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Administrator to, pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

         The Issuer's obligations to the Indenture Trustee pursuant to this Section shall survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(e) or (f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

                  Section 6.08 Replacement of Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer, the Servicer and the Insurer. The Issuer, may, with the consent of the Insurer, and, at the request of the Insurer shall, remove the Indenture Trustee, unless an Insurer Default shall have occurred and be continuing, if:

                           (i)      the Indenture Trustee fails to comply with
                  Section 6.11;

                           (ii) a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or ordering the winding-up or liquidation of the Indenture Trustee's affairs, provided any such decree or order shall have continued unstayed and in effect for a period of 30 consecutive days;

                           (iii) the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

                           (iv) the Indenture Trustee otherwise becomes incapable of acting.

         If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee acceptable to the Insurer.

         A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The Issuer or the successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section and payment of all fees and expenses owed to the outgoing Indenture Trustee. Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the retiring Indenture Trustee shall be entitled to payment or reimbursement of such amounts as such Person is entitled pursuant to Section 6.07.

                  Section 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall (unless the Indenture Trustee is JPMorgan Chase Bank) provide the Insurer and each Rating Agency prompt notice of any such transaction.

         In case at the time such successor by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force and effect of the certificate of the Indenture Trustee pursuant to the Notes or this Indenture.

                  Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

                  (a) Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, jointly with the Indenture Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                           (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                           (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of co-appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

                  (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.

                  Section 6.11 Eligibility; Disqualification.

                  (a) The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Indenture Trustee shall provide copies of such reports to the Insurer upon request. The Indenture Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  (b) If the long term debt rating of the Indenture Trustee shall not be at least Baa3 from Moody's and BBB- from Standard & Poor's, the Rating Agencies shall be given notice of such lower long-term debt rating.

                  Section 6.12 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to Section 311(a) to the extent indicated.

                  Section 6.13 Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer and Noteholders shall rely:

                  (a) the Indenture Trustee is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation; and

                  (b) the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture.

                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

                  Section 7.01 Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date and (ii) at such other times as the Indenture Trustee may request in writing, within 10 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished. The Indenture Trustee or, if the Indenture Trustee is not the Note Registrar, the Issuer shall furnish to the Insurer in writing at such times as the Insurer may reasonably request a copy of the list.

                  Section 7.02 Preservation of Information; Communications to Noteholders.

                  (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.

                  (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

                  (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

                  Section 7.03 Reports by Issuer.

                  (a)      The Issuer shall:

                           (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act;

                           (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                           (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

                  (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

                  Section 7.04 Reports by Indenture Trustee. To the extent that any of the events described in TIA Section 313(a) shall have occurred, the Indenture Trustee shall, within 60 days after each December 15 beginning with December 15, 2003, mail to the Issuer, the Insurer and each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

                  Section 8.01 Collection of Money.

                  (a) General. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article Five.

                  (b) Claims Under Policy. The Notes will be insured by the Policy pursuant to the terms set forth therein, notwithstanding any provisions to the contrary contained in this Indenture or the Sale and Servicing Agreement. All amounts received under the Policy shall be used solely for the payment to the Servicer of the Servicing Fee, to the Indenture Trustee, the Owner Trustee and the Trust Agent of fees due (which amounts do not include expenses) and to Noteholders of principal and interest on the Notes.

                  Section 8.02 Trust Accounts.

                  (a) On or prior to the Closing Date, the Issuer shall cause the Servicer to establish in the name of the Indenture Trustee, for the benefit of the Noteholders and the Insurer, the Trust Accounts as provided in
Section 4.01 of the Sale and Servicing Agreement.

                  (b) On the Business Day immediately preceding each Distribution Date, based solely on the Distribution Date Statement, the Servicer shall cause funds to be withdrawn from the Collection Account equal to the amount of Net Collections available with respect to such Distribution Date and deposited into the Payment Account, as provided in Section 4.02(e) of the Sale and Servicing Agreement. On each Distribution Date, based solely on the Distribution Date Statement, the Indenture Trustee will apply the Net Collections available with respect to the related Collection Period, together with amounts, if any, withdrawn from the Spread Account, the Prefunding Account and the Capitalized Interest Account or representing payment of the Insured Amount, to make the deposits to the Note Distribution Account required pursuant to Section 4.03(a) of the Sale and Servicing Agreement.

                  (c) On each Distribution Date, based solely on the Distribution Date Statement, the Indenture Trustee shall distribute all available amounts on deposit in the Note Distribution Account in respect of such Distribution Date to Noteholders in the following order of priority:

                           (i) to the Holders of Class A Notes, the Note Interest Distributable Amount with respect to the Class A Notes for such Distribution Date, pro rata;

                           (ii) if such Distribution Date is the Note Final Scheduled Distribution Date with respect to a Class of Notes, to the Holders of such Class of Notes, the Note Principal Distributable Amount to the extent of the remaining Outstanding Amount of such Class of Notes;

                           (iii) to the Holders of the Class A-1 Notes, the remaining Note Principal Distributable Amount (after giving effect to the payment, if any, described in clause (ii) above), until the Outstanding Amount of the Class A-1 Notes is reduced to zero;

                           (iv) to the Holders of the Class A-2 Notes, the remaining Note Principal Distributable Amount (after giving effect to the payments, if any, described in clauses (ii) and (iii) above), until the Outstanding Amount of the Class A-2 Notes is reduced to zero;

                           (v) to the Holders of the Class A-3 Notes, the remaining Note Principal Distributable Amount (after giving effect to the payments, if any, described in clauses (ii) through (iv) above), until the Outstanding Amount of the Class A-3 Notes is reduced to zero; and

                           (vi) to the Holders of the Class A-4 Notes, the remaining Note Principal Distributable Amount (after giving effect to the payments, if any, described in clauses (ii) through (v) above), until the Outstanding Amount of the Class A-4 Notes is reduced to zero.

                  (d) The Indenture Trustee shall make claims under the Policy pursuant to Section 4.02(c) of the Sale and Servicing Agreement and in accordance with the Policy. In making any such claim, the Indenture Trustee shall comply with all the terms and conditions of the Policy. Upon receipt of the Insured Amount, the Indenture Trustee shall distribute such Insured Amount to the Servicer, the Indenture Trustee, the Owner Trustee and the Trust Agent pursuant to the Sale and Servicing Agreement or as part of the Note Distributable Amount under this Indenture.

                  Section 8.03 [RESERVED].

                  Section 8.04 Release of Collateral.

                  (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

                  (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to
Section 6.07 have been paid, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

                  Section 8.05 Opinion of Counsel. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee (and not at the expense of the Indenture Trustee), stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

                  Section 9.01 Supplemental Indentures Without Consent of Noteholders.

                  (a) Without the consent of the Holders of any Notes but with the consent of the Insurer and upon the satisfaction of the Rating Agency Condition, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, and the other parties hereto at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien created by this Indenture, or to subject to the lien created by this Indenture additional property;

                           (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                           (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                           (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                           (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or the Basic Documents or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Notes;

                           (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article Six; or

                           (vii)    to modify, eliminate or add to the
                  provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may he expressly required by the TIA.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

                  (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with the consent of the Insurer and upon satisfaction of the Rating Agency Condition, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

                  Section 9.02 Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, upon satisfaction of the Rating Agency Condition, with the consent of the Insurer and with the consent of the Holders of not less than 51% of the Outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that, subject to the express rights of the Insurer under the Basic Documents, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                  (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

                  (b) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article Five, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

                  (c) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                  (d) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

                  (e) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Collateral pursuant to Section 5.04;

                  (f) decrease the percentage of the Outstanding Amount of the Notes required to amend this Indenture or the other Basic Documents;

                  (g) permit the creation of any lien ranking prior to or on a parity with the lien created by this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien created by this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien created by this Indenture.

         The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

         Promptly after the execution by the parties hereto of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  Section 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

                  Section 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the parties hereto and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                  Section 9.05 Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

                  Section 9.06 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                               REDEMPTION OF NOTES

                  Section 10.01 Redemption. In the event that the Servicer pursuant to Section 8.01(a) of the Sale and Servicing Agreement purchases the corpus of the Trust, the Notes are subject to redemption in whole, but not in part, on the Distribution Date on which such repurchase occurs, for a purchase price equal to the Redemption Price; provided, however, that the Issuer has available funds sufficient to pay the Redemption Price. The Seller, the Servicer or the Issuer shall furnish the Insurer and each Rating Agency notice of such redemption. If the Notes are to be redeemed pursuant to this Section 10.01, the Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee not later than 10 days prior to the Redemption Date and the Issuer shall deposit with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Notes to be redeemed whereupon the Collateral shall be released from the lien of this Indenture and all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with
Section 10.02 to each Holder of the Notes.

                  Section 10.02 Form of Redemption Notice. Notice of redemption under Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address appearing in the Note Register. In addition, the Administrator shall notify the Insurer and Rating Agencies upon the redemption of any Class of Notes, pursuant to Section 1(a)(i)(AA) of the Administration Agreement.

         All notices of redemption shall state:

                           (i)      the Redemption Date;

                           (ii)     the Redemption Price; and

                           (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

         Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

                  Section 10.03 Notes Payable on Redemption Date. The Notes shall, following notice of redemption (if any) as required by Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.01 Compliance Certificates and Opinions, etc.

                  (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section. Notwithstanding the foregoing, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

         (b)      (i)      Prior to the deposit of any property or securities
                  with the Indenture Trustee that is to be made the basis for the release of any Collateral subject to the lien created by this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Insurer an Officer's Certificate certifying or stating the opinion of the signer thereof as to the fair value (within 90 days of such deposit) to the Issuer of the property or securities to be so deposited.

                           (ii) Whenever the Issuer is required to furnish to the Indenture Trustee and the Insurer an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee and the Insurer an Independent Certificate as to the named matters, if the fair value to the Issuer of the property to be so deposited and of all other such property made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the Officer's Certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such Officer's Certificate need not be furnished with respect to any property so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

                           (iii) Whenever any property or securities are to be released from the lien created by this Indenture, the Issuer shall also furnish to the Indenture Trustee and the Insurer an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security created by this Indenture in contravention of the provisions hereof.

                           (iv) Whenever the Issuer is required to furnish to the Indenture Trustee and the Insurer an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee and the Insurer an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien created by this Indenture since the commencement of the then current fiscal year, as set forth in the Officer's Certificate required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such Officer's Certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

                  Section 11.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or the Issuer, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

                  Section 11.03 Acts of Noteholders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

                  (c)      The ownership of Notes shall be proved by the Note
Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

                  Section 11.04 Notices, etc., to Indenture Trustee, Issuer, Insurer and Rating Agencies.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

                           (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if in writing, personally delivered, sent by facsimile transmission and confirmed or mailed by overnight service, to or with the Indenture Trustee at its Corporate Trust Office;

                           (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing, personally delivered, sent by facsimile transmission and confirmed or mailed by overnight service, to the Issuer addressed to: Onyx Acceptance Owner Trust 2003-A, in care of The Bank of New York (Delaware), as Owner Trustee, 502 White Clay Center, P.O. Box 6973, Newark, Delaware 19714,
                  Attention: Corporate Trust Department, or at any other address furnished in writing to the Indenture Trustee by the Issuer; or

                           (iii) the Insurer by the Issuer or the Indenture Trustee shall be sufficient for any purpose hereunder if in writing, personally delivered, sent by facsimile transmission and confirmed or mailed by overnight service, to the Insurer addressed to: XL Capital Assurance Inc., 1221 Avenue of the Americas, New York, New York 10020-1001, Attention:
                  Surveillance.

                  (b) Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, sent by facsimile transmission and confirmed or mailed by overnight service, to (i) in the case of Moody's, at the following address:
Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007 and (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Services, 55 Water Street (41st Floor), New York, New York 10041, Attention: Asset Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                  Section 11.05 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

                  Section 11.06 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

                  Section 11.07 Conflict With Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                  Section 11.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 11.09 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

                  Section 11.10 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 11.11 Benefits of Indenture. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture, and shall be entitled to rely upon and directly to enforce such provisions of this Indenture so long as no Insurer Default shall have occurred and be continuing. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Insurer may disclaim any of its rights and powers under this Indenture, but not its duties and obligations under the Policy, upon delivery of a written notice to the Indenture Trustee.

                  Section 11.12 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

                  Section 11.13 Governing Law. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS INDENTURE SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 11.14 Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  Section 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee and the Insurer) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

                  Section 11.16 Trust Obligation. The parties hereto, by entering into this Indenture, and each Noteholder, by accepting a Note (and each Note Owner, by its acceptance of an interest in the applicable Book-Entry Note), hereby covenant and agree that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee, the Owner Trustee or the Trust Agent, in its individual capacity, or the Seller or the Administrator, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Owner Trustee or the Trust Agent, in its individual capacity, or the Seller or the Administrator, any holder of a beneficial interest in the Issuer, the Owner Trustee, the Indenture Trustee or the Trust Agent or of any successor or assign of such Persons, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Owner Trustee and the Trust Agent have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  Section 11.17 No Petition. The parties hereto, by entering into this Indenture, and each Noteholder, by accepting a Note or a beneficial interest in a Note, hereby covenant and agree that they will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.

                  Section 11.18 Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee or of the Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee and the Insurer shall and shall cause their respective representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee or the Insurer may reasonably determine that such disclosure is consistent with its obligations hereunder.

                  Section 11.19 Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by The Bank of New York (Delaware), not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall The Bank of New York (Delaware) in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement. Notwithstanding anything herein to the contrary, Section
2.07 of the Trust Agreement shall remain in full force and effect.

                  Section 11.20 Certain Matters Regarding the Insurer. So long as an Insurer Default shall not have occurred and be continuing, the Insurer shall have the right to exercise all rights, including voting rights, which the Noteholders or Residual Interestholders are entitled to exercise pursuant to this Indenture, without any consent of such Noteholders or Residual Interestholders; provided, however, that without the consent of each Noteholder or Residual Interestholder affected thereby, the Insurer shall not exercise such rights to amend this Indenture in any manner that would (i) reduce the amount of, or delay the timing of, collections of payments on the Contracts or distributions which are required to be made on any Note or Residual Interest Instrument, (ii) adversely affect in any material respect the interests of the Holders of any Notes or Residual Interest Instruments, or (iii) alter the rights of any such Holder to consent to such amendment.

         Notwithstanding any provision in this Indenture to the contrary, in the event an Insurer Default shall have occurred and be continuing, the Insurer shall not have the right to take any action under this Agreement or to control or direct the actions of the Trust, the Seller, the Indenture Trustee, the Owner Trustee or the Trust Agent pursuant to the terms of this Indenture, nor shall the consent of the Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Trust, the Seller, the Indenture Trustee, the Owner Trustee, the Trust Agent or the Holders of the Notes or the Residual Interest Instruments pursuant to the terms of this Indenture; provided, that the consent of the Insurer shall be required at all times with respect to any amendment of this Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered as of the day and year first above written.

                                           ONYX ACCEPTANCE OWNER TRUST 2003-A

                                           By:  THE BANK OF NEW YORK (DELAWARE),
                                                not in its individual capacity
                                                but solely on behalf of the
                                                Issuer as Owner Trustee under
                                                the Trust Agreement

                                                By: __________________________
                                                Name: ________________________
                                                Title: _______________________

                                           JPMORGAN CHASE BANK,
                                           not in its individual capacity but
                                           solely as Indenture Trustee

                                                By: __________________________
                                                Name: ________________________
                                                Title: _______________________

Indenture - Signature Page

                                   SCHEDULE A

                              SCHEDULE OF CONTRACTS

Schedules of Contracts on file at the offices of the Seller, the Servicer, the Owner Trustee and the Insurer.

                                    EXHIBIT A

                          FORM OF DEPOSITORY AGREEMENT

                                [See Tab No. 14]

                                    EXHIBIT B

                             FORM OF CLASS A-1 NOTE

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                                    EXHIBIT C

                             FORM OF CLASS A-2 NOTE

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                                    EXHIBIT D

                             FORM OF CLASS A-3 NOTE

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                                    EXHIBIT E

                             FORM OF CLASS A-4 NOTE

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